                                                                   Exhibit 10.11
                              EMPLOYMENT AGREEMENT

      AGREEMENT, dated as of January ___, 2001, by and between Key3Media Events, Inc. (the "Company") and Eugene L. Cobuzzi ("Executive").

                              W I T N E S S E T H:

      WHEREAS, the Company is desirous of employing Executive, and Executive is desirous of being employed by the Company, on the terms and subject to the conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

      1. DEFINITIONS. The following terms shall have the indicated meanings when used in this Agreement, unless the context requires otherwise:

            (a) "BASE SALARY AMOUNT" shall mean $300,000 per full Contract Year.

            (b) "BENEFIT PLAN" shall mean each vacation pay, sick pay, retirement, pension, profit sharing, welfare, medical, dental, disability, life insurance, deferred compensation, incentive compensation, stock issuance and option or other employee benefit plan, program or arrangement of any kind or nature whatsoever, if any.

            (c) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

            (d) "CAUSE" shall have the meaning ascribed to that term in Section
      7.

            (e) "COMMON STOCK" shall mean the Common Stock, no par value, of the parent of the Company, Key3Media Group, Inc. ("Group").

            (f) "COVENANT PERIOD" shall have the meaning ascribed to that term in Section 9(a).

            (g) "CONTRACT YEAR" shall mean each year during the term hereof commencing January 15 and ending on the immediately following January 14.

            (h) "CUSTOMER" shall have the meaning ascribed to that term in
      Section 9(c).

            (i) "DISABILITY" shall have the meaning ascribed to that term in
      Section 6(a).

            (j) "DISABILITY PERIOD" shall have the meaning ascribed to that term in Section 6(a).

            (k) "PROPRIETARY INFORMATION OF THE COMPANY" shall have the meaning ascribed to that term in Section 10(a).

            (l) "COMPANY BUSINESSES" shall have the meaning ascribed to that term in Section 9(a).

      2. EMPLOYMENT. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, on the terms and subject to the conditions set forth herein.

      3. TERM OF EMPLOYMENT. The term of employment hereunder shall be for a period of two years commencing on January 15, 2001 and ending on January 14, 2003, subject to early termination as herein provided (the "Initial Term"). Executive shall have the option to extend the term of this Agreement for an additional two year period (i.e. from January 15, 2003 through January 14, 2005, hereinafter, the "Extension Term"), by providing Company with written notice of his exercise of said option not more than 180 days nor less than 90 days prior to the end of the Initial Term.

      4. POSITION AND DUTIES. Executive shall serve as the Senior Vice President of the Company. Subject to the authority of the Board of Directors and the Chief Executive Officer of the Company, the Executive shall have all of the powers and duties incident to the office of Senior Vice President and such other powers and duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer of the Company. Executive agrees to serve without further compensation, if elected or appointed thereto, as an officer or a director of any of the Company's domestic and foreign subsidiaries and affiliates. The indemnity provisions set forth in the Company's by-laws relating to officers and employees shall apply to Executive.

      5. EXCLUSIVE DUTIES. During Executive's employment by the Company, Executive shall devote his entire working time, attention and energies to the business of the Company and will not take any actions of the kind described in Sections 9(a), 9(b) and 9(c).

      6. COMPENSATION AND OTHER BENEFITS.

            (a) BASE SALARY. During each Contract Year of the term hereof, the Company shall pay to Executive the Base Salary Amount. The Base Salary Amount shall be subject to increase, at the sole discretion of the Chief Executive Officer or the Compensation Committee of the Board of Directors of the Company, as applicable, on or around each anniversary date of the execution of this Agreement. The Base Salary Amount shall be paid to Executive in accordance with the Company's regular payroll practices with respect to senior management compensation.

            In the event that Executive shall become disabled as a result of bodily injury or physical or mental illness (whether or not occupational) to such extent that in the sole opinion of the Board of Directors, based upon competent medical advice, he can no longer perform the duties of Senior Vice President of the Company (a "Disability"), the Company shall only be obligated to continue to pay the Base Salary Amount to Executive for the 120-day period immediately following the date of Disability (the "Disability Period"). The right to receive salary payments during the Disability Period, if applicable, shall survive any termination of employment by virtue of Disability pursuant to Section 7.

            (b) ANNUAL PERFORMANCE BONUSES. During each Contract Year, the Company shall pay Executive an annual performance bonus as determined by the Board of Directors or its Compensation Committee in its sole discretion, the determination of which shall be based upon such standards, guidelines and factual circumstances as the Board of Directors or its Compensation Committee deems relevant, including, without limitation, the operating results for the Company during such Contract Year, the importance of the efforts of Executive in achieving such operating results and the achievement by the Company and/or Executive of performance goals previously established by the Board of Directors for such Contract Year; provided, however, that in no event shall the bonus for any Contract Year of the term hereof be less than $50,000 for a full Contract Year.

            (c) EXPENSES. Executive shall be entitled to receive prompt reimbursement from the Company for all documented business expenses incurred by him in the performance of his duties hereunder, provided that Executive properly accounts therefore in accordance with the Company's reimbursement policy, including, without limitation, the submission of supporting evidence as reasonably requested by the Company.

            (d) FRINGE BENEFITS. During the term hereof, Executive shall be entitled to participate in and receive benefits under all of the Company's Benefit Plans generally available to senior management of the Company. Coverage under the Company's medical and dental insurance plans shall commence on the first day of employment hereunder. Additionally, Executive shall be entitled to the benefits set forth on Schedule 6 hereto.

            (e) VACATIONS. During the term hereof, Executive shall be entitled to sick leave and paid holidays consistent with the Company's sick leave and holiday policy for senior management and not less than three weeks paid vacation during each Contract Year (or such other vacation time as is consistent with the Company's policy for senior management).

             (f) STOCK OPTIONS. Executive shall be entitled to a grant of 125,000 options to purchase the common stock of Group, at the fair market value of said stock on the date of grant, vesting over a four year period, subject to the terms and conditions set forth in Group's stock option plan and the accompanying stock option agreement. Notwithstanding anything to the contrary in the Group stock option plan or the accompanying stock option agreement, the options will fully vest immediately and become immediately exercisable upon a Change of Control, which means:

                  (I) individuals who, on the date hereof, are members of the Board of Directors of Group (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, that any new director who is approved by a vote of at least a majority of the Incumbent Directors shall be treated as an Incumbent Director;

                  (II) the stockholders of Group approve a merger, consolidation, statutory share exchange or any manner of corporate transaction in which Employer is not the surviving corporation or entity or more than 50% of the value of Group is affected by a merger or acquisition; provided, however, that such approval shall not be a Change in Control if immediately following such transaction, Fredric D. Rosen is the highest ranking officer of the surviving entity; or

                  (III) the stockholders of Group approve a plan of complete liquidation or dissolution or a sale of all or substantially all of the assets.

      In the event of a Change of Control, the Executive may elect to receive in cancellation of his outstanding and unexercised stock options, a cash payment in an amount equal to the difference between the exercise price of such stock options and (A) in the event the Change of Control is the result of a tender offer or exchange offer for the common stock, the final offer price per share paid for the common stock multiplied by the number of shares of common stock covered by such stock options, or (B) in the event the Change of Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such stock options, as reasonably determined by the Compensation Committee at such time.

      7. TERMINATION. The Company or Executive may terminate the employment of Executive hereunder upon the occurrence of a Disability (as defined in Section 6(a)) for a period of no less than 120 days during any consecutive twelve-month period. The Company may also terminate the employment of Executive hereunder upon Executive's death or for Cause. For purposes hereof, "Cause" shall mean (i) fraud, theft, misappropriation of funds or conviction of a felony, (ii) Executive's engagement in illegal conduct tending to place Executive or the Company in disrepute, (iii) dereliction or gross misconduct in Executive's performance of his duties as an employee of the Company or the failure of Executive to perform his duties in a manner consistent with the instructions of the Board of Directors or the Chief Executive Officer of the Company or (iv) violation by Executive of any of his material covenants contained in this Agreement, including, without limitation, Section 10. Upon the termination of Executive's employment for any reason, Executive shall be entitled to receive all compensation (including, without limitation, a pro rata portion of the minimum annual performance bonus, unless such termination is for Cause) for the then current Contract Year through the date of such termination plus all accrued but unreimbursed expenses. In addition, upon the termination of Executive's employment for any reason other than for or by virtue of Cause, death, Disability or Executive's voluntary termination of employment, the Company shall continue to be responsible for the payment of all Base Salary Amount and minimum annual performance bonuses for the remainder of (a) the Initial term, if such termination occurs on or prior to January 14, 2003 or (b) the Extension Term, if such termination occurs not less than sixty (60) days after Executive has delivered written notice to Company of his exercise of his option to extend this Agreement through and until January 14, 2005; provided, however, that Executive shall have a duty to mitigate (as to a new position comparable to Executive's position hereunder) commencing on the first anniversary of the date of termination; and, further provided that Executive shall perform his covenants, duties and obligations under Sections 9(a), 9(b) and 9(c) during the remainder of the term hereof. Termination of Executive's employment for any reason whatsoever shall not affect Executive's ability to exercise stock options that have vested prior to the date of termination. Company and Executive agree that in the event that Company is engaged in a business that Executive is prohibited from engaging in pursuant to his separation agreement with USA

Networks, Inc. or one of its subsidiaries and after Executive exercises reasonable efforts to obtain a waiver from such prohibition and Executive is not granted a waiver from such prohibition, then Executive shall resign from his position with the Company and this Agreement shall automatically terminate. Executive and Company hereby agree that any termination of this Agreement in connection with the Separation Agreement shall be a voluntary termination by Executive for all purposes under this Agreement.

      8. DEVELOPMENTAL RIGHTS. Executive agrees that any developments by way of invention, design, copyright, trademark or other matters which may be developed or perfected by him during the term hereof, and which relate to the business of the Company or its subsidiaries or affiliates, shall be the property of the Company without any interest therein by Executive, and she will, at the request and expense of the Company, apply for and prosecute letters patent thereon in the United States or in foreign countries if the Company so requests, and will assign and transfer the same to the Company together with any letters patent, copyrights, trademarks and applications therefore; provided, however, that the foregoing shall not apply to an invention that Executive develops entirely on his own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

            (a) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

            (b)   result from any work performed by Executive for the Company.

      9.    COVENANTS.

            (a) COVENANT NOT TO COMPETE. During the two (2) year period following the termination of this Agreement (the "Covenant Period"), Executive shall not, without the prior written consent of the Company, directly or indirectly engage in or assist any activity which is the same as, similar to or competitive with the Company Businesses (other than on behalf of the Company or any of its subsidiaries or affiliates) including, without limitation, whether such engagement or assistance is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation), guarantor, consultant, advisor, agent, sales representative or other participant, anywhere in the world that the Company or any of its subsidiaries or affiliates has been engaged, including, without limitation, the United States, Canada, Mexico, England, Europe, South America, Asia and Australia. The "Company Businesses" shall mean the production and/or promotion of trade shows, conferences and seminars, as well as the publication of related magazines or journals.

            (b) SOLICITATION OF EMPLOYEES. During the Covenant Period, Executive shall not (i) directly or indirectly induce or attempt to induce (regardless of who initiates the contact) any person then employed (whether part-time or full-time) by the Company or any of its subsidiaries or affiliates, whether as an officer, employee, consultant, adviser or independent contractor, to leave the employ of the Company or to cease providing or otherwise alter the services then provided to the Company or to any of its subsidiaries or affiliates or (ii) in any other manner seek to engage or employ any such person (whether or not for compensation) as an officer, employee, consultant, adviser or independent contractor in connection with the operation of any business which is the same as or similar to any of the Company Businesses.

            (c) NON-SOLICITATION OF CUSTOMERS. During the Covenant Period, Executive shall not solicit any Customers of the Company or any of its subsidiaries or affiliates or encourage (regardless of who initiates the contact) any such Customers to use the facilities or services of any Competitor of the Company or any of its subsidiaries or affiliates. "Customer" shall mean any person who contracts with the Company or any of its subsidiaries or affiliates to provide services related to the Company Businesses.

      10. CONFIDENTIALITY. Executive shall not at any time (during or for a period of sixty (60) months after termination of employment) disclose (except as may be required by law) or use, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates, any Proprietary Information of the Company. "Proprietary Information of the Company" means all information known or intended to be known only to employees of the Company or any of its subsidiaries or affiliates in a confidential relationship with the Company or any of its subsidiaries or affiliates relating to technical matters pertaining to the business of the Company or any of its subsidiaries or affiliates, but shall not include any information within the public domain. Executive agrees not to remove any documents, records or other information from the premises of the Company or any of its subsidiaries or affiliates containing any such proprietary information, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates, and acknowledges that such documents, records and other information are the exclusive property of the Company or its subsidiaries or affiliates. Upon termination of Executive's employment, Executive shall immediately return all Proprietary Information of the Company and all copies thereof to the Company.

      11.   GENERAL PROVISIONS.

            (a) EXPENSES. All costs and expenses incurred by either of the parties in connection with this Agreement and any transactions contemplated hereby shall be paid by that party.

            (b) NOTICES. All notices, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(b)):

                        (i)   If to the Company:

                              Key3Media Events, Inc.
                              5700 Wilshire Blvd.
                              Suite 325
                              Los Angeles, CA  90036
                              Attention:  General Counsel

                        (ii)  If to Executive:

                              Eugene L. Cobuzzi
                              3784 Winford Drive
                              Tarzana, CA  91356

            (c) HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            (d) SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, executors, administrators, successors and personal or legal representatives. If Executive is domiciled in a community property state or a state that has adopted the Uniform Marital Property Act or equivalent or if Executive is domiciled in a state that grants to his spouse any other marital rights in Executive's assets (including, without limitation, dower rights or a right to elect against Executive's will or to claim a forced share of Executive's estate), this Agreement shall also inure to the benefit of, and shall also be binding upon, his spouse. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's designee or, if there be no such designee, to Executive's heirs, devisees, legatees or executors or administrators of Executive's estate, as appropriate.

            (e) SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under existing or future laws effective during the term of this Agreement, such provisions shall be fully severable, the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

            (f) ENTIRE AGREEMENT. This Agreement, the schedule hereto and any applicable option agreements pursuant to Section 6(g)) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between the Company and Executive with respect to the subject matter hereof and thereof.

            (g) ASSIGNMENT. This Agreement and the rights and duties hereunder are not assignable by Executive. This Agreement and the rights and duties hereunder may not be assigned by the Company without the express written consent of Executive (which consent may be granted or withheld in the sole discretion of Executive), except that such consent shall not be required in order for the Company to assign this Agreement or the rights or duties hereunder to an affiliate (as such term is defined in Section 9(b)) of the Company or to a third party in connection with the merger or consolidation of the Company with, or the sale of all or substantially all of the assets or business of the Company to, that third party.

            (h) AMENDMENT; WAIVER. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Company and Executive. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (b) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

            (i) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state.

            (j) JURISDICTION AND VENUE. The parties hereto agree that all actions or proceedings initiated by either party hereto and arising directly or indirectly out of this Agreement which are brought pursuant to judicial proceedings shall be litigated in a Federal or state court located in the State of New York. The parties hereto expressly submit and consent in advance to such jurisdiction and agree that service of summons and complaint or other process or papers may be made by registered or certified mail addressed to the relevant party at the address to which notices are to be sent pursuant to Section 11(b) of this Agreement. The parties hereto waive any claim that a Federal or state court located in the State of New York is an inconvenient forum or an improper forum based on lack of venue.

            (k) EQUITABLE RELIEF. Executive acknowledges that the covenants contained in Sections 9 and 10 are reasonable and necessary to protect the legitimate interests of the Company, that in the absence of such covenants the Company would not have entered into this Agreement, that any breach or threatened breach of such covenants will result in irreparable injury to the Company and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, the Executive agrees that the Company, in addition to any other rights or remedies which it may have, shall be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Executive from any breach or threatened breach of such covenants.

            (l) ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

            (m) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original while all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date and year first written above.

                                    Key3Media Events, Inc.


                                    By:  /s/ Ned S. Goldstein
                                       ------------------------------

                                    Title: Executive Vice President
                                           --------------------------

                                       /s/ Eugene L. Cobuzzi
                                    ---------------------------------
                                    Eugene L. Cobuzzi, an individual

                                   Schedule 6



                                    Benefits

During the term hereof:

      (a) Exec-u-care. So long as the Company maintains in effect a medical reimbursement plan through Exec-u care for certain of its senior executives, Executive (including his dependants) shall be included as a participant in said plan.

      (b) Life Insurance. So long as Executive is insurable, the Company agrees to maintain in effect during the term hereof insurance on Executive's life payable to his estate or his named beneficiary or beneficiaries in the amount of $1,000,000. The ownership of such insurance policies may, at the sole discretion of the Executive, be transferred to a trust for the benefit of his spouse or family.